Exhibit 99.1

SHAPEWAYS REPORTS SECOND QUARTER 2023 RESULTS

- Released several new software features, contributing to a 40% quarter over quarter increase in software revenues -
- Secured several multi-year contracts with enterprise customers in key target industries -

New York, NY, August 14, 2023 – Shapeways Holdings, Inc. (NASDAQ: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, announced its results for the second quarter ended June 30, 2023.

“We made notable progress year to date on each of our key objectives, particularly with regard to our software tools and services, as well as with enterprise manufacturing customers,” said Greg Kress, Shapeways’ Chief Executive Officer. “We are encouraged by our growing traction of SaaS contract commitments on our refreshed MFG platform. We have launched several new software features in recent months, which should provide for increased customer acquisition, retention, and lifetime value, as well as additional sources of revenue. For example, the 3D Model Viewer is a feature requested by users, which allows viewing 3D models of custom parts, streamlining the quoting process, and allowing for greater accuracy and speed. With MFG Materials, we are providing a very compelling return to our customers by helping them save on raw material costs. In addition, our increased customer focus on middle market and enterprise opportunities has translated into several exciting new multi-year customer contracts and developing a growing pipeline in our target industries.”

Mr. Kress continued, “We believe the market is approaching an inflection point in the overall adoption of digital manufacturing solutions. Furthermore, we believe that Shapeways is well-positioned to take advantage of this market opportunity across an array of industries with a platform that combines high-quality, flexible, on-demand manufacturing with purpose-built proprietary software. We are pleased with our ongoing traction and will remain disciplined and prudent as we execute our operating plan.”

Business Updates
The Company made progress on each of its key initiatives:

Software tools and services continues to scale – Shapeways’ software offering is one of its key growth drivers, and is continuing to make progress. Notable highlights during and subsequent to quarter-end include:
•Ongoing software growth, with software revenues increasing 40% in the quarter, compared to the same period in the prior year, and with $1.4 million of software revenues year to date, leads the Company to believe it is on track to more than double software revenues for full year 2023 from 2022.
•Launching several key features which create a more comprehensive software offering, thereby driving increased customer acquisition, retention, and lifetime value. These include an enhancement to the ordering service and the ability for customers to source discounted materials using the MFG material platform.

Enterprise manufacturing growth – Shapeways continued its solid progress in securing several multi-year contracts with enterprise customers in key target industries including industrial, medical and automotive. Notable highlights during and subsequent to quarter end include:
•Securing two new Tier 1 supplier contracts with leading automotive and transportation manufacturers for multi-year production programs, expected to generate more than $2.8 million in revenue annually during the next seven years. This affirms Shapeways’ commitment to and proficiency in partnering with Tier 1 manufacturers to support OEM volume production.
•Expanding its medical customer base by securing two significant contracts which are expected to generate approximately $2.5 million in revenue annually during the next three years. As an FDA compliant contract manufacturer, Shapeways is a key driver of innovation in the medical sector, enabling medical clients to realize significant growth by delivering high-quality, customized products within days through its additive manufacturing services.

Exhibit 99.1

Path to profitability – The Company continues to work towards its goal of achieving profitable growth over the long term, as it realizes increased contribution from higher-margin software sales, along with recognizing revenues from its multi-year manufacturing contracts with enterprise customers as well as closely managing expenses.
•The Company continues to monitor its cash burn closely which the Company believes provides Shapeways with sufficient liquidity to support ongoing execution of its strategic plan over the next 12 months.
•The Company transferred its listing to the Nasdaq Global Market from the New York Stock Exchange. We believe this move will allow us to benefit from Nasdaq’s cost-effective offering, while also providing us with a platform to expand our market presence, reach a broader investor base and accelerate our growth trajectory.

Financial Highlights

Three Months Ended June 30, 2023

•Revenue was $8.4 million for the three months ended June 30, 2023 and 2022
•Gross profit was $3.4 million compared to $3.6 million for the same period in 2022
•Gross margin was 40% compared to 43% for the same period in 2022
•Net loss was $6.8 million compared to $4.7 million for the same period in 2022
•Adjusted EBITDA was $(6.0) million compared to $(4.3) million for the same period in 2022

Six months ended June 30, 2023

•Revenue was $16.6 million compared to $16.0 million for the same period in 2022
•Gross profit was $6.7 million compared to $7.1 million for the same period in 2022
•Gross margin was 40% compared to 44% for the same period in 2022
•Net loss was $14.2 million compared to $8.7 million for the same period in 2022
•Adjusted EBITDA was $(12.4) million compared to $(8.6) million for the same period in 2022

Outlook

For the third quarter of 2023, the Company anticipates revenue to be in the range of $8.5 million to $9.0 million.

Throughout 2023, the Company will maintain a strong emphasis on achieving profitability and managing cash burn as it expands its digital manufacturing platform by leveraging the investments made in 2022. The investments are projected to lead to an increase in sales in the long term with an anticipated improvement in margins and lower quarterly cash burn in the second half of 2023.

Webcast and Conference Call Information

Shapeways will host a conference call and webcast on Monday, August 14, 2023, at 9:00 A.M. ET. To participate in the call, please dial 1-877-704-4453 or 1-201-389-0920 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at shapeways.com.

If you cannot participate in the live event, a replay will be available until 11:59 p.m. ET, Monday, August 28, 2023. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13739333.

About Shapeways

Shapeways is a leader in the large and fast-growing digital manufacturing industry combining high quality, flexible on-demand manufacturing powered by purpose-built proprietary software which enables customers to rapidly transform digital designs into physical products, globally. Shapeways makes industrial-grade additive manufacturing accessible by fully digitizing the end-to-end manufacturing process, and by providing a broad range of solutions utilizing 12 additive manufacturing technologies and approximately 120 materials and finishes, with the ability to easily scale new innovation.

Exhibit 99.1

To date, Shapeways has delivered over 24 million parts to 1 million customers in over 180 countries. To learn more, please visit https://www.shapeways.com.

Contact Information
Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Exhibit 99.1

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company's strategy, future operations, impact of recent acquisitions, outlook, ability and anticipated timeline to achieve profitability, ability to fund its planned operations for the next twelve months and to continue to operate as a going concern and prospects are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, financial, geopolitical, legal, and market conditions, including supply chain disruptions and inflationary pressures; failure to realize the anticipated benefits of acquisitions; difficulties integrating acquired companies; ability to retain customers of acquired companies or otherwise expand its customer base; the risk that Shapeways has a history of losses and may not achieve or maintain profitability in the future; the risk that the Company faces significant competition and expects to face increasing competition in many aspects; the risk that the digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance; the risk that the Company's new and existing solutions and software do not achieve sufficient market acceptance; the loss of key personnel; the inability to timely and effectively scale the Company's platform; the ability to move the Company's manufacturing capabilities without disruption or delay; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents Shapeways has filed, or will file, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon forward-looking statements.

Non-GAAP Financial Information

In addition to Shapeways’ results determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Shapeways believes that Adjusted EBITDA, a non-U.S. GAAP financial measure, is useful in evaluating its operational performance. Shapeways uses this non-U.S. GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Shapeways believes that this non-U.S. GAAP financial information, when reviewed collectively with its U.S. GAAP results, may be helpful to investors in assessing its operating performance.

Shapeways defines Adjusted EBITDA as net loss excluding interest expense, net of interest income, income tax expense (benefit), depreciation and amortization, stock-based compensation, change in fair value of earnout liability, change in fair value of warrant liabilities, restructuring costs, acquisition costs and other (which includes other income and non-operating gains and losses).

Shapeways believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing and capital expenditures and provides investors with a means to compare its financial measures with those of comparable companies, which may present similar non-U.S.

Exhibit 99.1

GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA Shapeways may incur future expenses similar to those excluded when calculating these measures. In addition, Shapeways’ presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. Shapeways compensates for these limitations by relying primarily on its U.S. GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to Adjusted EBITDA below and not rely on any single financial measure to evaluate Shapeways’ business.

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$14,664	$30,630
Restricted cash	140	139
Short-term investments	9,922	9,816
Accounts receivable	3,183	1,606
Inventory	1,798	1,307
Prepaid expenses and other current assets	6,455	6,255
Total current assets	36,162	49,753
Property and equipment, net	16,705	15,627
Operating lease, right-of-use assets, net	2,162	2,365
Goodwill	6,286	6,286
Intangible assets, net	5,020	5,398
Security deposits	99	99
Total assets	$66,434	$79,528
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,241	$2,354
Accrued expenses and other liabilities	3,961	5,950
Operating lease liabilities, current	848	719
Finance lease liability, current	44	—
Other financing obligations, current	39	—
Deferred revenue	1,838	972
Total current liabilities	8,971	9,995
Operating lease liabilities, net of current portion	1,408	1,715
Deferred tax liabilities, net	64	27
Finance lease liability, noncurrent	189	—
Other financing obligations	448	—
Total liabilities	11,080	11,737
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; none issued or outstanding as of June 30, 2023 and December 31, 2022)	—	—
Common stock ($0.0001 par value; 120,000,000 shares authorized; 6,442,436 and 6,180,646 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)(1)	5	5
Additional paid-in capital	203,065	201,362
Accumulated deficit	(147,216)	(133,032)
Accumulated other comprehensive loss	(500)	(544)
Total stockholders’ equity	55,354	67,791
Total liabilities and stockholders’ equity	$66,434	$79,528
(1) Retroactively adjusted shares issued and outstanding to give effect to the Company's 1-for-8 reverse stock split.

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue, net	$8,440	$8,433	$16,639	$16,003
Cost of revenue	5,029	4,791	9,946	8,952
Gross profit	3,411	3,642	6,693	7,051
Operating expenses
Selling, general and administrative	8,081	6,766	16,562	12,911
Research and development	2,478	2,355	5,004	4,420
Total operating expenses	10,559	9,121	21,566	17,331
Loss from operations	(7,148)	(5,479)	(14,873)	(10,280)
Other income (expense)
Interest income	347	1	666	2
Interest expense	(31)	—	(52)	—
Other income	84	38	198	39
Loss on disposal of assets	(13)	—	(85)	—
Change in fair value of warrant liabilities	—	765	—	1,527
Total other income (expense), net	387	804	727	1,568
Loss before income tax expense	(6,761)	(4,675)	(14,146)	(8,712)
Income tax expense (benefit)	20	(1)	38	(1)
Net loss	(6,781)	(4,674)	(14,184)	(8,711)
Net loss per share:
Basic(1)	$(0.99)	$(0.70)	$(2.10)	$(1.32)
Diluted(1)	$(0.99)	$(0.70)	$(2.10)	$(1.32)
Weighted average common shares outstanding:
Basic(1)	6,835,568	6,633,658	6,756,394	6,615,649
Diluted(1)	6,835,568	6,633,658	6,756,394	6,615,649
Other comprehensive income (loss)
Foreign currency translation adjustment	5	(174)	44	(226)
Comprehensive loss	$(6,776)	$(4,848)	$(14,140)	$(8,937)
(1) Retroactively adjusted shares issued and outstanding, and per share information to give effect to the Company's 1-for-8 reverse stock split.

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(14,184)	$(8,711)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	972	559
Loss on disposal of assets	85	—
Stock-based compensation expense	1,281	769
Non-cash lease expense	500	354
Deferred income taxes	37	—
Interest receivable on short-term investments	(530)	—
Change in fair value of warrant liabilities	—	(1,527)
Change in operating assets and liabilities:
Accounts receivable	(1,577)	(298)
Inventory	(471)	(47)
Prepaid expenses and other assets	12	(2,239)
Accounts payable	80	(600)
Accrued expenses and other liabilities	(1,457)	358
Operating lease liabilities	(480)	(411)
Deferred revenue	866	(373)
Net cash used in operating activities	(14,866)	(12,166)
Cash flows from investing activities:
Purchases of property and equipment	(1,686)	(8,454)
Purchase of short-term investments	(9,769)	—
Proceeds from settlement of short-term investments	10,000	—
Cash paid for acquisitions, net of cash acquired	—	(8,861)
Net cash used in investing activities	(1,455)	(17,315)
Cash flows from financing activities:
Proceeds received from other finance obligations	493	—
Principal payments on finance leases	(27)	—
Payments on other finance obligations	(13)	—
Payments of taxes on restricted stock units withheld for employee taxes	(111)	—
Proceeds from issuance of common stock	—	288
Net cash provided by financing activities	342	288
Net change in cash and cash equivalents and restricted cash	(15,979)	(29,193)
Effect of change in foreign currency exchange rates on cash and cash equivalents and restricted cash	14	(86)
Cash and cash equivalents and restricted cash at beginning of period	30,769	79,819
Cash and cash equivalents and restricted cash at end of period	$14,804	$50,540
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$52	$—
Purchase of property and equipment included in accounts payable	$39	$—
Issuance of common stock upon settlement of earnout consideration liability	$537	$—

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three and Six Months Ended June 30, 2023 and 2022

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Net loss	$(6,781)	$(4,674)	$(14,184)	$(8,711)
Interest expense, net	(316)	(1)	(614)	(2)
Depreciation and amortization	530	376	972	559
Stock-based compensation expense	476	457	1,281	769
Change in fair value of warrant liabilities	—	(765)	—	(1,527)
Income tax expense (benefit)	20	(1)	38	(1)
Acquisition costs	—	373	—	373
Restructuring costs	75	—	287	—
Other	(48)	(36)	(160)	(37)
Adjusted EBITDA	$(6,044)	$(4,271)	$(12,380)	$(8,577)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
QUARTERLY PERFORMANCE
(UNAUDITED)
(in thousands)

	Three Months Ended,
	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Revenue	$8,433	$8,449	$8,705	$8,199	$8,440
% YoY Growth	(5)%	9%	5%	8%	—%

Gross Profit	$3,642	$3,691	$3,556	$3,282	$3,411
Gross Margin	43%	44%	41%	40%	40%

Adjusted EBITDA	$(4,271)	$(4,615)	$(5,826)	$(6,336)	$(6,044)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended,
(Dollars in thousands)	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Net loss	$(4,674)	$(4,550)	$(6,960)	$(7,403)	$(6,781)
Interest expense, net	(1)	(14)	(126)	(298)	(316)
Depreciation and amortization	376	473	759	442	530
Stock based compensation	457	1,207	636	805	476
Change in fair value of earnout liability	—	(1,784)	(40)	—	—
Change in fair value of warrant liabilities	(765)	(31)	(26)	—	—
Income tax (benefit) expense	(1)	3	29	18	20
Acquisition costs	373	—	—	—	—
Restructuring costs	—	190	8	212	75
Other	(36)	(109)	(106)	(112)	(48)
Adjusted EBITDA	$(4,271)	$(4,615)	$(5,826)	$(6,336)	$(6,044)